EXHIBIT 99.1



                        Mpower Approved for AMEX Listing

ROCHESTER, NY - May 17, 2004 - Mpower Holding Corporation ("Mpower") (OTCBB:
MPOW), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced that its common stock has been approved for listing on the American Stock Exchange (Amex) and is expected to commence trading under the symbol "MPE" effective with the opening of the market on Thursday, May 20, 2004.

"We are very proud to have been approved for listing on the Amex and see it as recognition for all Mpower has accomplished in terms of eliminating our long-term debt, turning Adjusted EBITDA positive and strengthening our balance sheet," said Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "We expect our shareholders to realize many benefits of Mpower's move to the Amex including increased visibility, credibility and liquidity for our stock."

About Mpower Holding Corporation
Mpower Holding Corporation (OTCBB: MPOW) is the parent company of Mpower Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. A copy of this press release and further information about the company can be found at www.mpowercom.com.

Forward Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this report regarding our and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Mpower uses the non-GAAP financial measure Adjusted EBITDA to provide an enhancement to an overall understanding of the Company's past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and (iii) the use of the Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. The Company excludes from Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain markets), stock-based compensation expenses (which are costs related to stock options issued with an exercise price below fair market value), gains on sales of assets, gains or losses on investments, reorganization expenses, gain on discharge of debt, and other income because the Company does not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow, gross margin and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is not a GAAP measurement and Mpower's use of it may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.



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Contacts:
Mpower Communications Investor Contact:   Investor Relations Contact:
Gregg Clevenger, Chief Financial Officer  Lester Rosenkrantz, Cameron Associates
Telephone:  585-218-6547                  Telephone: 212-554-5486
Email: invest@mpowercom.com               Email:  Lester@cameronassoc.com
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Mpower Communications Media Contact:
Michele Sadwick, Vice President
Telephone:  585-218-6542
Email:  msadwick@mpowercom.com
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